Exhibit 99.1

Checkpoint Therapeutics Reports Third Quarter 2019 Financial Results and Recent Corporate Highlights

New York, NY – November 7, 2019 – Checkpoint Therapeutics, Inc. (“Checkpoint”) (NASDAQ: CKPT), a clinical-stage, immunotherapy and targeted oncology company, today announced financial results and recent corporate highlights for the third quarter ended September 30, 2019.

James F. Oliviero, President and Chief Executive Officer of Checkpoint, said, “We achieved a key inflection point in September with the presentation of positive interim clinical results for cosibelimab (formerly CK-301), our fully human anti-PD-L1 antibody, at the European Society for Medical Oncology (“ESMO”) Congress 2019. These compelling clinical data demonstrated anti-tumor activity across multiple advanced cancers, with a 50% objective response rate observed in cutaneous squamous cell carcinoma (“CSCC”), a 40% objective response rate observed in non-small cell lung cancer (“NSCLC”), as well as a well-tolerated safety profile across all cohorts. These results highlight the potential of cosibelimab to be potentially differentiated from other drugs in its class, in addition to our intended commercial strategy to position cosibelimab as a lower-cost alternative to available anti-PD-1/L1 mAbs. Enrollment in this trial is ongoing and, with additional data, could support the submission of an initial Biologics License Application (“BLA”) for cosibelimab in CSCC. We also look forward to soon reporting additional clinical data for CK-101, our novel, oral, third-generation epidermal growth factor receptor (“EGFR”) inhibitor, in order to support the potential initiation of a Phase 3 clinical trial in first-line EGFR mutation-positive NSCLC.”

Financial Results:

•	Cash Position: As of September 30, 2019, Checkpoint’s cash and cash equivalents totaled $13.1 million, compared to $13.2 million as of June 30, 2019, and $22.0 million as of December 31, 2018, a decrease of $0.1 million for the quarter and a decrease of $8.9 million year-to-date.

•	R&D Expenses: Research and development expenses for the third quarter of 2019 were $3.9 million, compared to $7.8 million for the third quarter of 2018, a decrease of $3.9 million. Research and development expenses for the third quarter of 2019 included $0.2 million of non-cash stock expenses, compared to $0.6 million in stock compensation expense for the third quarter of 2018. The Company expects that for the balance of 2019, research and development expenses will continue to remain lower than the comparable period in 2018.

•	G&A Expenses: General and administrative expenses for the third quarter of 2019 were $1.6 million, compared to $1.5 million for the third quarter of 2018, an increase of $0.1 million. General and administrative expenses for the third quarters of 2019 and 2018 each included $0.7 million of non-cash stock expenses.

•	Net Loss: Net loss attributable to common stockholders for the third quarter of 2019 was $5.2 million, or $0.15 per share, compared to a net loss of $9.3 million, or $0.32 per share, for the third quarter of 2018. The net loss for the third quarter of 2019 included $0.9 million of non-cash stock expenses, compared to $1.3 million for the third quarter of 2018.

About Checkpoint Therapeutics

Checkpoint Therapeutics, Inc. (“Checkpoint”) is a clinical-stage, immunotherapy and targeted oncology biopharmaceutical company focused on the acquisition, development and commercialization of novel treatments for patients with solid tumor cancers. Checkpoint is evaluating its lead small-molecule, targeted anti-cancer agent, CK-101, a third-generation epidermal growth factor receptor (“EGFR”) inhibitor, in a Phase 1 clinical trial for the treatment of patients with EGFR mutation-positive non-small cell lung cancer (“NSCLC”). In addition, Checkpoint is currently evaluating its lead antibody product candidate, cosibelimab, a potentially differentiated anti-PD-L1 antibody licensed from the Dana-Farber Cancer Institute, in an ongoing Phase 1 clinical trial in checkpoint therapy-naïve patients with selected recurrent or metastatic cancers, including ongoing cohorts intended to support one or more Biologics License Application submissions. Checkpoint is headquartered in New York City and was founded by Fortress Biotech, Inc. (NASDAQ: FBIO). For more information, visit www.checkpointtx.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our plans to submit one or more BLAs and seek accelerated approvals for cosibelimab, any statements regarding the potential differentiation of cosibelimab and CK-101, any statements relating to how long we believe our cash will fund our operations, any statements relating to our growth strategy, product development programs, timelines and regulatory actions, and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Company Contacts:

Jaclyn Jaffe and William Begien

Checkpoint Therapeutics, Inc.

(781) 652-4500

ir@checkpointtx.com

Investor Relations Contact:

Ashley R. Robinson

Managing Director, LifeSci Advisors, LLC

(617) 775-5956

arr@lifesciadvisors.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 940-0135

tplohoros@6degreespr.com

CHECKPOINT THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$13,060	$21,995
Prepaid expenses and other assets	740	1,372
Other receivables - related party	280	1,532
Total current assets	14,080	24,899
Total Assets	$14,080	$24,899

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$6,907	$12,317
Accounts payable and accrued expenses - related party	904	776
Total current liabilities	7,811	13,093
Total Liabilities	7,811	13,093

Commitments and Contingencies

Stockholders' Equity
Common Stock ($0.0001 par value), 60,000,000 shares authorized
Class A common shares, 7,000,000 shares issued and outstanding as of September 30, 2019 and December 31, 2018	1	1
Common shares, 31,166,033 and 27,076,154 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	3	3
Common stock issuable, 0 and 960,428 shares as of September 30, 2019 and December 31, 2018, respectively	-	1,748
Additional paid-in capital	117,550	105,451
Accumulated deficit	(111,285)	(95,397)
Total Stockholders’ Equity	6,269	11,806
Total Liabilities and Stockholders’ Equity	$14,080	$24,899

CHECKPOINT THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
Revenue - related party	$280	$5	$1,683	$475

Operating expenses:
Research and development	3,894	7,848	12,595	20,233
General and administrative	1,620	1,544	5,081	5,090
Total operating expenses	5,514	9,392	17,676	25,323
Loss from operations	(5,234)	(9,387)	(15,993)	(24,848)

Other income
Interest income	28	43	105	100
Total other income	28	43	105	100
Net Loss	$(5,206)	$(9,344)	$(15,888)	$(24,748)

Loss per Share:
Basic and diluted net loss per common share outstanding	$(0.15)	$(0.32)	$(0.48)	$(0.89)

Basic and diluted weighted average number of common shares outstanding	34,561,844	29,249,035	33,178,567	27,698,323